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                                  Exhibit 23(j)
                      Consent of PricewaterhouseCoopers LLP

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       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Report of Transamerica IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP

Tampa, Florida
February 27, 2006